SECOND AMENDMENT TO CREDIT AGREEMENT
This Second Amendment to Credit Agreement dated as of March 21, 2018 (this “Amendment”), is made by and among American AgCredit, FLCA, in its capacity as agent under the Credit Agreement referred to below (in such capacity, “Agent”), the “Lenders” under and as defined in such Credit Agreement, Crimson Wine Group, Ltd., a Delaware corporation, Pine Ridge Winery, LLC, Chamisal Vineyards, LLC and Double Canyon Vineyards, LLC, each, a Delaware limited liability company (collectively “Borrowers” and each, a “Borrower” and, together with any other “Credit Party” under and as defined in the Credit Agreement, the “Credit Parties”), with reference to the following:
RECITALS
A.    Agent, Lenders, and the Credit Parties are parties to that certain Credit Agreement, dated as of March 22, 2013, as amended by that certain First Amendment to Credit Agreement, dated as of October 19, 2015 (as it may be amended, restated, modified or supplemented from time to time, the “Credit Agreement”).
B.    The Credit Parties have requested that Agent and Lenders agree to amend the terms of the Credit Agreement, and Agent and Lenders are willing to do so on the terms and conditions set forth in this Amendment.
In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
ARTICLE I
ACKNOWLEDGMENTS AND AGREEMENTS
Section 1.1    Affirmation of Recitals; Defined Terms. Each Credit Party acknowledges and confirms that each of the recitals set forth above is true and correct. Capitalized terms used in this Amendment without being defined shall have the meaning given to those terms in the Credit Agreement (including any new or modified terms arising out of this Amendment).
Section 1.2    Outstanding Indebtedness. Each Credit Party acknowledges and confirms that all amounts owed by the Credit Parties to Agent and Lenders under the Loan Documents are duly and validly owing and that such amounts are not subject to any defense, counterclaim, recoupment or offset of any kind.
ARTICLE II
AMENDMENTS TO CREDIT AGREEMENT
Section 2.1    Amendments – Section 1.01 (Defined Terms). Section 1.01 of the Credit Agreement is amended as follows:
(a)    The following defined terms, and their accompanying definitions, are amended and restated as follows:

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“Applicable Margins” means, with respect to Revolving Loans, Term Revolving Loans, the Term Loan, the Revolving Loan Unused Line Fee, and the Term Revolving Loan Unused Line Fee, the respective credit spreads per annum set forth in the performance pricing grid set forth below, in accordance with the parameters for calculation and adjustment of such amount also set forth below.

PERFORMANCE PRICING GRID – REVOLVING LOAN, TERM REVOLVING LOANS, TERM LOAN AND UNUSED LINE FEES
Tier	Leverage Ratio	Revolving Loan LIBOR Margin	Revolving Loan Base Rate Margin	Revolving Loan Unused Line Fee	Term Revolving Loan/Term Loan LIBOR Margin	Term Revolving Loan/Term Loan Base Rate Margin	Term Revolving Loan Unused Line Fee
1	< 2.50	1.25%	0.10%	0.15%	1.375%	0.10%	0.15%
2	≥ 2.50 < 3.50	1.50%	0.25%	0.20%	1.625%	0.25%	0.20%
3	≥ 3.50 < 4.50	1.75%	0.375%	0.225%	1.875%	0.375%	0.225%
4	≥ 4.50	2.00%	0.50%	0.25%	2.125%	0.50%	0.25%

The Applicable Margins shall be determined and adjusted on the date (each a “Rate Calculation Date”) that is the first day of the month commencing after the date on which Borrowers provide the quarterly Compliance Certificate regarding the Leverage Ratio in accordance with the provisions of Section 7.01 (each a “Certificate Delivery Date”); provided that (a) the Applicable Margins during the period commencing on the Closing Date and continuing through the date of delivery of the Compliance Certificate for the period ending March 31, 2013 shall be at Tier 3, and (b) if Borrowers fail to provide the Compliance Certificate to Agent for any fiscal quarter as required by and within the time limits set forth in Section 7.01, then the Applicable Margins from the applicable date of such failure shall be based on Tier 4 until the first day of the month occurring after the appropriate Compliance Certificate is provided, whereupon the applicable tier shall be determined by the then current Leverage Ratio. In addition, if an Event of Default occurs, then during the continuation thereof, the Applicable Margin shall be based on Tier 4 until such Event of Default is cured or waived. Except to the extent otherwise provided above, each Applicable Margin shall be effective from one Rate Calculation Date until the next Rate Calculation Date.
Agent, at its option, may adjust the Applicable Margins on each Reset Date to reflect the increase or decrease (in a like amount of basis points) between the Current Cost of Funds as of the applicable Reset Date, as determined by Agent (which determination shall be conclusive absent manifest error), and the Prior Cost of Funds. Each such adjustment shall become effective as of the applicable Reset Date.

If any financial statement or Compliance Certificate delivered pursuant to Section 7.01 is inaccurate, and such inaccuracy, if corrected, would have led to the imposition of a higher Applicable Margin for any period than the Applicable Margin applied for that period, then (i) Borrowers shall immediately deliver to Agent a corrected financial statement and a corrected Compliance Certificate

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for that period, (ii) the Applicable Margin shall be determined based on the corrected Compliance Certificate for that period, and (iii) Borrowers shall immediately pay to Agent (for the account of the Lenders that hold the Commitments and Loans at the time such payment is received, regardless of whether those Lenders held the Commitments and Loans during the relevant period) the accrued additional interest owing as a result of such increased Applicable Margin for that period. This paragraph shall not limit any rights or remedies of Agent or Lenders under any Loan Document and shall survive the termination of this Agreement until the payment in full in cash of the aggregate outstanding principal balance of the Loans.

“Revolving Loan Termination Date” means the earlier to occur of: (a) March 31, 2023; and (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

“Term Loan Maturity Date” means the earlier of (a) March 31, 2033 or (b) the date on which the entire principal balance of the Loans is required to be paid in full, by acceleration or otherwise, under this Agreement or any of the other Loan Documents.

“Term Revolving Loan Conversion Date” means March 31, 2023.

“Term Revolving Loan Termination Date” means the earlier to occur of: (a) March 31, 2023; (b) the Term Revolving Loan Conversion Date, and (c) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

(b)    The following defined terms are added, in appropriate alphabetical order:
“Current Cost of Funds” means as of any applicable date, the amount specified by Agent as representing the amount by which (a) the all-in one (1) month LIBOR Floating Note Rate cost of funds applicable to the Farm Credit Lenders as indicated by the Farm Credit Funding Corporation exceeds (b) the one (1) month LIBOR Rate.

“Farm Credit Lender” means a lending institution chartered or otherwise organized and existing pursuant to the provisions of the Farm Credit Act of 1971 and under the regulation of the Farm Credit Administration.

“LIBOR Floating Note Rate” means, as of any date, the estimated funding cost (not the actual sale price), including standard underwriting fees, for new farm credit debt securities with a three year Floating Rate Note indication issued into the primary market based on market observations on such date indicated at approximately 9:30 a.m. Eastern time; provided that such indications represent the Farm Credit Funding Corporation’s best estimate of the cost of new debt issues based on a combination of daily surveys of selected farm credit selling group members (participating bond dealers) and ongoing monitoring of the fixed income markets for actual, recent, primary market issuance by other government-sponsored similar bonds and notes and pricing within related derivative markets, particularly the interest rate swap market. Historical information relating to such funding costs is available, for the prior week, on the Farm Credit Funding Corporation’s website

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(http://www.farmcreditfunding.com/ffcb_live/fundingCostIndex.html) under the “Output” tab of the most recent spreadsheet.

“Prior Cost of Funds” means 4 basis points, which is the amount specified by Agent as representing the amount by which (a) the all-in one (1) month LIBOR Floating Note Rate cost of funds applicable to the Farm Credit Lenders as indicated by the Farm Credit Funding Corporation exceeds (b) the one (1) month LIBOR Rate as of March 16, 2018.

“Reset Date” means each of April 1, 2021, April 1, 2024, and April 1, 2027.

ARTICLE III
CONDITIONS TO EFFECTIVENESS
Section 3.1    Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions:
(a)    receipt by Agent of duly executed counterparts of this Amendment from each Credit Party and all Lenders; and
(b)    satisfaction of all conditions precedent set forth in any closing checklist or schedule of documents delivered by Agent to Borrowers and payment of any fees set forth in any fee letters contemplated therein; and
(c)    if required by Agent, Borrowers shall have paid all reasonable and documented out-of-pocket costs and expenses of Agent and Lenders in connection with this Amendment, the Loan Documents and the transactions contemplated hereby including an estimate of such costs anticipated in connection with closing (it being understood that if Agent elects not to require payment prior to closing, Borrowers shall promptly pay such amounts upon being billed therefor by Agent).
ARTICLE IV
MISCELLANEOUS
Section 4.1    Representations and Warranties. Each Credit Party hereby represents and warrants to Agent and Lenders that, as of the date hereof, (a) each Credit Party has the legal power and authority to execute and deliver this Amendment; (b) the officers of each Credit Party executing this Amendment have been duly authorized to execute and deliver the same and bind each Credit Party with respect to the provisions hereof; (c) the execution and delivery hereof by each Credit Party and the performance and observance by each Credit Party of the provisions hereof do not violate or conflict with any organizational document of any Person party hereto or any law applicable to any Credit Party or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against any Credit Party; (d)  no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) no Credit Party is aware of any claim or offset against, or defense or counterclaim to, any of their obligations or liabilities under the Credit Agreement or any other Loan Document; (f)

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this Amendment and each document executed by any Credit Party in connection herewith constitute the valid and binding obligations of the applicable Credit Party, enforceable against such Credit Party in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability; and (g) each of the representations and warranties made by such Credit Party in the Credit Agreement and in the other Loan Documents is true and correct in all material respects on and as of such date to the same extent as though made on and as of such date, except to the extent that any thereof expressly relate to an earlier date, in which case, such representations and warranties were true and correct in all material respects on and as of such earlier date.
Section 4.2    Release. Each Credit Party hereby releases, remises, acquits and forever discharges Agent and each of Lenders and their respective employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (collectively, the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the effectiveness of this Amendment, and in any way directly or indirectly arising out of or in any way connected to the Credit Agreement or the Loan Documents (collectively, the “Released Matters”). Each Credit Party acknowledges that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.
Each Credit Party hereby waives the provisions of any statute or doctrine to the effect that a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor. Without limiting the generality of the foregoing, each Credit Party hereby waives the provisions of any statute that prevents a general release from extending to claims unknown by the releasing party, including Section 1542 of the California Civil Code which provides:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
Each Credit Party acknowledges and understands the rights and benefits conferred by such a statute or doctrine and the risks associated with waiver thereof, and after receiving advice of counsel, hereby consciously and voluntarily waives, relinquishes and releases any and all rights and benefits available thereunder, insofar as they apply, or may be construed to apply, to each release set forth herein or contemplated hereby. In so doing, each Credit Party expressly acknowledges and understands that it may hereafter discover facts in addition to or different from those that it now believes to be true with respect to the subject matter of the disputes, claims and other matters released herein, but expressly agrees that it has taken these facts and possibilities into account in electing to make and to enter into this release, and that the releases given herein shall be and remain in effect

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as full and complete releases notwithstanding the discovery or existence of any such additional or different facts or possibilities.
This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Each Credit Party acknowledges that the release contained herein constitutes a material inducement to Agent and each of the Lenders to enter into this Amendment and that Agent and those Lenders would not have done so but for Agent’s and each Lender’s expectation that such release is valid and enforceable in all events.
Section 4.3    Covenant Not to Sue. Each Credit Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any Released Matter. If any Credit Party or any of its successors, assigns or other legal representatives violates the foregoing covenant, such Credit Party, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Released Party as a result of such violation.
Section 4.4    Loan Documents Unaffected. Except as otherwise specifically provided herein, all provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and be unaffected hereby. The parties hereto acknowledge and agree that this Amendment constitutes a “Loan Document” under the terms of the Credit Agreement.
Section 4.5    Guarantor Acknowledgement. Any Guarantor, by signing this Amendment:
(a)    consents and agrees to and acknowledges the terms of this Amendment;
(b)    acknowledges and agrees that all of the Loan Documents to which Guarantor is a party or otherwise bound shall continue in full force and effect and that all of Guarantor’s obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment;
(c)    represents and warrants to Agent and Lenders that all representations and warranties made by Guarantor and contained in this Amendment or any other Loan Document to which it is a party are true and correct in all material respects on and as of the date of this Amendment to the same extent as though made on and as of such date, except to the extent that any thereof expressly relate to an earlier date; and
(d)    acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, Guarantor’s consent to this Amendment is not required under the terms of the Credit Agreement or any other Loan Document or as a matter of law, and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of Guarantor to any future amendments

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to, modifications of, consents under, or forbearances or waivers with regard to, the Credit Agreement.
Section 4.6    Costs, Expenses and Taxes.    Borrowers agree to pay on demand all reasonable and documented out-of-pocket costs and expenses of Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable and documented fees and out-of-pocket expenses of counsel for Agent with respect thereto and with respect to advising Agent as to its rights and responsibilities hereunder and thereunder. Borrowers further agree to pay on demand all reasonable and documented out-of-pocket costs and expenses, if any (including reasonable and documented counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment and any other instruments and documents to be delivered hereunder, including reasonable and documented counsel fees and expenses in connection with the enforcement of rights under this section. In addition, Borrowers shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and any other instruments and documents to be delivered hereunder, and agrees to save Agent harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes. The foregoing agreements shall be in addition to and not in lieu of any similar obligations under the Loan Documents.
Section 4.7    No Other Promises or Inducements. There are no promises or inducements that have been made to any party hereto to cause such party to enter into this Amendment other than those that are set forth in this Amendment. This Amendment has been entered into by each Credit Party freely, voluntarily, with full knowledge, and without duress, and, in executing this Amendment, no Credit Party is relying on any other representations, either written or oral, express or implied, made to any Credit Party by Agent or any Lender. Each Credit Party agrees that the consideration received by each Credit Party under this Amendment has been actual and adequate.
Section 4.8    No Course of Dealing. Each Credit Party acknowledges and agrees that, (a) this Amendment is not intended to, nor shall it, establish any course of dealing between the Credit Parties, Agent and Lenders that is inconsistent with the express terms of the Credit Agreement or any other Loan Document, (b) notwithstanding any course of dealing between the Credit Parties, Agent and Lenders prior to the date hereof, except as set forth herein, Lenders shall not be obligated to make any Loan, except in accordance with the terms and conditions of this Amendment and the Credit Agreement, and (c) neither Agent nor Lenders shall be under any obligation to forbear from exercising any of their respective rights or remedies upon the occurrence of any Default or Event of Default other than those that have been waived under this Amendment. Nothing herein modifies the agreements among Agent and Lenders with respect to the exercise of their respective rights and remedies under the terms of the Credit Agreement.
Section 4.9    No Waiver. Each Credit Party acknowledges and agrees that (a) except as expressly provided herein, this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Lenders under the Credit Agreement or any other Loan Document, nor shall it constitute a continuing waiver at any time, and (b) nothing herein shall in any way prejudice the

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rights and remedies of Agent or Lenders under the Credit Agreement, any Loan Document or applicable law. In addition, Agent and Lenders shall have the right to waive any condition or conditions set forth in this Amendment, the Credit Agreement or any other Loan Document, in their sole discretion, and any such waiver shall not prejudice, waive or reduce any other right or remedy that Agent or Lenders may have against any Credit Party.
Section 4.10    Reaffirmation. Each Credit Party, as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Credit Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (b) to the extent such Person granted liens on or security interests in any of its property pursuant to any such Loan Document as security for the Obligations under or with respect to the Loan Documents, ratifies and reaffirms such grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each Credit Party hereby acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations. Each Credit Party acknowledges that all references in the Credit Agreement to the “Agreement” or the “Credit Agreement” shall mean the Credit Agreement, as amended hereby, and all references in the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby.
Section 4.11    Modification; Waiver. This Amendment may not be modified orally, but only by an agreement in writing signed by the parties hereto. Any provision of this Amendment can be waived, amended, supplemented or modified by written agreement of the parties hereto.
Section 4.12    Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.
Section 4.13    Entire Agreement. This Amendment sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements, and undertakings of every kind and nature among them with respect to the subject matter hereof.
Section 4.14    Counterparts; Facsimile or Electronic Transmission of Signature. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The manual signature of any party hereto that is transmitted to any other party or its counsel by facsimile or electronic transmission shall be deemed for all purposes to be an original signature.

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Section 4.15    Severability of Provisions; Captions; Attachments; Interpretation. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The captions to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Amendment. Each schedule or exhibit attached to this Amendment shall be incorporated herein and shall be deemed to be a part hereof. Words in the singular include the plural and words in the plural include the singular. Use of the term “includes” or “including,” shall mean “including, but not limited to.”
Section 4.16    JURY TRIAL WAIVER. EACH OF THE UNDERSIGNED, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT AND FOR ANY COUNTERCLAIM HEREIN
[Remainder of page intentionally left blank; signatures begin on following page.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.
BORROWERS:
CRIMSON WINE GROUP, LTD., a Delaware corporation

By: /s/ Shannon McLaren
Name: Shannon McLaren
Title: Chief Financial Officer

PINE RIDGE WINERY, LLC
CHAMISAL VINEYARDS, LLC
DOUBLE CANYON VINEYARDS, LLC,
each, a Delaware limited liability company

By: /s/ Shannon McLaren
Name: Shannon McLaren
Title: Chief Financial Officer

Signature Page 1

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AMERICAN AGCREDIT, FLCA,
as Agent and Lender

By: /s/ Edwin A. Adams, Jr.
Name: Edwin A. Adams, Jr.
Title: Vice President

Signature Page 2

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